UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2010

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement; Security Agreement

On January 29, 2010, Del Monte Corporation (“DMC”), as borrower, and Del Monte Foods Company (the “Company”), as guarantor, entered into a new credit agreement (the “Credit Agreement”), among DMC, the Company and certain lender and agent parties thereto. DMC is a wholly owned subsidiary of the Company.

The Credit Agreement consists of a revolving credit facility of $500 million with a term of five years, and a term loan A of $600 million with a term of five years. The Credit Agreement also provides that, under certain conditions, DMC may increase the aggregate principal amount of loans outstanding thereunder by up to $500 million (the “Accordion Feature”), subject to receipt of additional lending commitments for such loans.

The Credit Agreement and related loan documents replace DMC’s prior credit agreement dated as of February 8, 2005 and related loan documents, in each case as amended from time to time (collectively, the “Prior Credit Facility”). All commitments under the Prior Credit Facility were terminated and all borrowings thereunder were repaid effective January 29, 2010. The remaining obligations of DMC and the Company under the Prior Credit Facility generally are limited to certain remaining contingent indemnification obligations under such facility.

On January 29, 2010, DMC borrowed $50 million under the revolving credit facility under the Credit Agreement. In addition, approximately $63.5 million in existing standby letters of credit under the Prior Credit Facility were deemed issued under the new Credit Agreement, and accordingly, the total availability under the new revolving credit facility immediately after the consummation of the new Credit Agreement was approximately $386.5 million.

DMC used the initial borrowing under the revolving credit facility under the Credit Agreement, the proceeds from the term loan A under the Credit Agreement, and other available cash to repay approximately $206 million of term A loans and approximately $636 million of term B loans (reflecting all outstanding borrowings under the Prior Credit Facility), to pay accrued interest with respect to such loans, and to fund the payment of certain fees and costs relating to the Credit Agreement.

The revolving credit facility will be used by DMC, among other things, to fund its seasonal working capital needs and for other general corporate purposes. To maintain availability of funds under the revolving credit facility, DMC will pay an initial commitment fee of 0.500% on the unused portion of the revolving credit facility. From and after the six-month anniversary of the Credit Agreement, the commitment fee percentage may be adjusted periodically based on the total debt ratio of the Company, as calculated pursuant to the Credit Agreement, with 0.500% being the maximum commitment fee percentage that may be established under such adjustment mechanism. DMC’s ability to borrow additional monies in the future under the revolving credit facility is subject to certain conditions, including compliance with certain covenants and making certain representations and warranties.

The initial interest rates per annum applicable to amounts outstanding under the term loan A and the revolving credit facility are, at DMC’s option, either (a) the alternate base rate as defined in the Credit Agreement (the “Base Rate”) plus 1.75% per annum, or (b) the Eurodollar Rate as defined in the Credit Agreement (the “Eurodollar Rate”) plus 2.75% per annum. From and after the six-month anniversary of the Credit Agreement, the margins over the Base Rate and Eurodollar Rate applicable to term loan A and loans outstanding under the revolving credit facility may be adjusted periodically based on the total debt ratio of the Company, with 2.75% being the maximum Eurodollar Rate margin and 1.75% being the maximum Base Rate margin established by such adjustment mechanism. Interest payments under the new Credit Agreement are due on the interest payment dates specified in the Credit Agreement.

The term loan A requires amortization in the form of quarterly scheduled principal payments of $7.5 million per fiscal quarter of the Company, with the first such payment scheduled for April 30, 2010 and the last such payment scheduled for October 24, 2014. The remaining balance of $457.5 million is due in full on the maturity date of January 30, 2015.

DMC is required to prepay the outstanding amounts of the term loan A and (after the term loan A has been prepaid in full) the revolving credit facility from asset sales and issuances of debt, subject to certain exceptions specified in the Credit Agreement. Amounts outstanding under the Credit Agreement may be prepaid at the option of DMC without premium or penalty.

The Company (pursuant to the Credit Agreement) has guaranteed the obligations of DMC under the Credit Agreement. Any future material domestic subsidiaries of DMC also are required to guarantee the obligations of DMC under the Credit Agreement. DMC’s obligations under the Credit Agreement are secured by a lien on substantially all of its assets pursuant to a security agreement (the “Security Agreement”). In addition, pursuant to the Security Agreement, the Company’s obligations under its guaranty are secured by a pledge of the stock of DMC. The collateral under the Security Agreement and any applicable guarantees are subject to release upon fulfillment of certain conditions specified in the Credit Agreement and Security Agreement.

The Credit Agreement and related loan documents contain covenants that limit the ability of DMC and its subsidiaries, among other things, to:

•	incur or guarantee indebtedness;

•	pay dividends or repurchase stock;

•	enter into transactions with affiliates;

•	consummate asset sales, acquisitions or mergers;

•	prepay other indebtedness; or

•	make investments.

Certain of these covenants are also applicable to the Company. The Credit Agreement also requires compliance with a maximum total debt ratio and a minimum fixed charge coverage ratio, in each case calculated as set forth in the Credit Agreement.

The Credit Agreement contains customary events of default, including:

•	failure to make required payments;

•	failure to comply with certain agreements or covenants;

•	defaults under certain other indebtedness;

•	certain events of bankruptcy and insolvency; and

•	failure to pay certain judgments.

The foregoing descriptions of the Credit Agreement and the Security Agreement are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Report.

Item 1.02.	Termination of a Material Definitive Agreement.

The information included in Item 1.01 of this Report with respect to the Prior Credit Facility is incorporated by reference into this Item 1.02.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
10.1	Credit Agreement, dated as of January 29, 2010, among Del Monte Corporation, as borrower, Del Monte Foods Company, as guarantor, and certain lender and agent parties thereto

10.2	Security Agreement, dated as of January 29, 2010, among Del Monte Corporation, Del Monte Foods Company and Bank of America, N.A., as Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date: February 1, 2010	By:	/s/ James Potter
	Name:	James Potter
	Title:	Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Credit Agreement, dated as of January 29, 2010, among Del Monte Corporation, as borrower, Del Monte Foods Company, as guarantor, and certain lender and agent parties thereto

10.2	Security Agreement, dated as of January 29, 2010, among Del Monte Corporation, Del Monte Foods Company and Bank of America, N.A., as Administrative Agent

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